Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

     As independent certified public accountants, we hereby consent to the incorporation in the Registration Statement on Form SB-2 of our report dated April 24, 2003 relating to the December 31, 2002 and 2001 financial statements of Eternal Technologies Group, Inc. and to the all reference to this firm under the caption "Experts" in the Prospectus.



                                            /s/ Thomas Leger & Co. LLP
                                           -----------------------------
                                           Thomas Leger & Co. LLP

October 22, 2003
Houston, Texas